UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 29, 2008, Panacos Pharmaceuticals, Inc. (the “Company”) announced that the listing of its common stock, $0.01 par value per share, has been transferred from The Nasdaq Global Market to The Nasdaq Capital Market, effective with the opening of trading on July 29, 2008. On July 29, 2008, The Nasdaq Stock Market (“Nasdaq”) notified the Company that it had met all initial inclusion criteria for The Nasdaq Capital Market set forth in Marketplace Rule 4310(c) (except for the bid price). Accordingly, Nasdaq has provided the Company with an additional 180 calendar day period, or until January 26, 2009, to regain compliance with Nasdaq’s minimum bid price requirement. If, at any time before January 26, 2009, the bid price of the Company’s common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company is in compliance with the rule. In response to Nasdaq’s notification, the Company intends to continue carefully monitor its stock price and consider all options to regain compliance, including but not limited to a potential reverse stock split of the Company’s common stock in a range between 1:3 and 1:10, as approved by the Company’s stockholders at the annual meeting on June 19, 2008.

The Company’s press release dated July 29, 2008 with respect to the notification from Nasdaq described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Panacos Pharmaceuticals, Inc. dated July 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: July 29, 2008

By:  /s/  Alan W. Dunton

        Alan W. Dunton, M.D.

        President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Panacos Pharmaceuticals, Inc. dated July 29, 2008.